CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 17, 1999 relating to the financial statements, which appears in Take-Two Interactive Software, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


New York, New York
May 11, 2000